UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2004

HUMAN GENOME SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-022962 (Commission File Number)	22-3178468 (IRS Employer Identification No.)

14200 Shady Grove Road, Rockville, Maryland (Address of principal executive offices)	20850-7464 (ZIP Code)

Registrant’s telephone number, including area code: (301) 309-8504

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     On October 4, 2004, Human Genome Sciences, Inc. (the “Company”) completed the sale of its private offering of $280,000,000 aggregate principal amount of 2¼% Convertible Subordinated Notes Due 2011 (the “Notes”), which included $30 million aggregate principal amount of Notes pursuant to the exercise of a portion of the initial purchasers’ option, pursuant to a Purchase Agreement dated September 28, 2004 by and among the Company and the initial purchasers of the Notes. The initial purchasers have the option through October 28, 2004 to purchase an additional $20 million aggregate principal amount of Notes. The Company will pay interest on the Notes on April 15 and October 15 of each year, beginning on April 15, 2005. The Notes will mature on October 15, 2011. The Company may not redeem the Notes prior to maturity. The Notes are subordinated to all of the Company’s existing and future senior indebtedness.

     The holders of the Notes may require the Company to repurchase the Notes upon specified change in control events, except that this repurchase right does not apply to transactions in which at least 90% of the consideration consists of common stock and in certain other circumstances under the terms of the Notes.

     The Company has agreed to file a shelf registration statement with respect to the Notes and the common stock issuable upon conversion thereof, pursuant to a Registration Rights Agreement dated as of October 4, 2004. In the event the Company fails to comply with its obligations under the Registration Rights Agreement, it will pay additional interest on the Notes.

     The Company intends to use all of the net proceeds from the offering to repurchase, from time to time, a portion of its outstanding convertible subordinated debt. As of October 4, 2004, the Company had repurchased approximately $103 million aggregate principal amount of its outstanding convertible subordinated debt.

Section 3 – Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities.

     The Notes are convertible, at the option of the holder, at any time prior to maturity, into shares of the Company’s common stock. The Notes are convertible at a conversion rate of 64.3211 shares per $1,000 principal amount of Notes, which is equal to a conversion price of approximately $15.55, subject to adjustment. The issuance of the Notes was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), as the Notes were offered solely to qualified institutional buyers within the meaning of Rule 144A of the Securities Act.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

4.1	Indenture dated as of October 4, 2004 between Human Genome Sciences, Inc. and The Bank of New York, as trustee, including the form of 2¼% Convertible Subordinated Notes Due 2011 attached as an exhibit thereto.

4.2	Registration Rights Agreement dated as of October 4, 2004 by and among Human Genome Sciences, Inc. and the Initial Purchasers named therein.

99.1	Press Release dated October 4, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMAN GENOME SCIENCES, INC.

/s/ James H. Davis, Ph.D.
Name:	James H. Davis, Ph.D.
Title:	Executive Vice President, General Counsel and Secretary

Date: October 4, 2004

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 4.1	Indenture dated as of October 4, 2004 between Human Genome Sciences, Inc. and The Bank of New York, as trustee, including the form of 2¼% Convertible Subordinated Notes Due 2011 attached as an exhibit thereto.

Exhibit 4.2	Registration Rights Agreement dated as of October 4, 2004 by and among Human Genome Sciences, Inc. and the Initial Purchases named therein.

Exhibit 99.1	Press Release dated October 4, 2004.